Exhibit 10.1

AMENDMENT 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT 1 TO EMPLOYMENT AGREEMENT (this “Amendment 1”) is made and entered into as of March 26, 2020 by and between Newton Federal Bank, a federally-chartered savings association organized under the laws of the United States of America (the “Bank”), Community First Bancshares, Inc., a federally-charted corporation organized under the laws of the United States of America (the “Company”), as guarantor under the Employment Agreement (as defined below), and Gregory J. Proffitt (the “Executive”).

RECITALS:

WHEREAS,   the Bank, the Company and the Executive entered into that certain Employment Agreement, dated as of September 1, 2018 (the “Employment Agreement”) providing for an initial term of two years, which Employment Agreement was renewed for an additional year on July 25, 2019, so that the current term of the Employment Agreement expires on September 1, 2021;

WHEREAS, the Company and the Bank have appointed the Executive to the executive position of President effective as of March 26, 2020;

WHEREAS, the parties to the Employment Agreement wish to amend the Employment Agreement in order to reflect the change in the Executive’s position from Executive Vice President and Chief Operating Officer to President and to update the Base Salary for purposes of the Employment Agreement.

NOW THEREFORE, effective as of March 26, 2020, and in consideration of the foregoing and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Bank, the Company and the Executive hereby agree as follows:

1.                  Definitions.

Section 1.11(b), “Good Reason,” is deleted in its entirety and replaced with the following new Section 1.11(b):

“(b) the failure of the Board of Directors to maintain the Executive’s appointment to the office of President of the Employer; or”

2.                  Duties.

The first sentence of Section 2.1 is deleted in its entirety and replaced with the following new sentence, with the remaining language of Section 2.1 remaining unchanged:

“The Executive is employed as President of the Employer, subject to the direction of the Board of Directors or its designee(s).”

3.      Compensation.

The first sentence of Section 4.1 is deleted in its entirety and replaced with the following new sentence, with the remaining language of Section 4.1 remaining unchanged:

“The Executive shall be compensated at a base rate of Two Hundred and Fifty Thousand Dollars ($250,000.00) per year, which may be increased from time to time in accordance with the immediately succeeding sentence (“Base Salary”).”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement in accordance with the provisions hereof.

Executed this 26th day of March, 2020.

/s/ Gregory J. Proffitt  ____________________

GREGORY J. PROFFITT

Executed this 26th day of March, 2020.

_/s/ William D. Fortson, Jr.________________

COMMUNITY FIRST BANCSHARES, INC.

By: _William D. Fortson, Jr._____________

Title: _Board Chairman___________________

Executed this 26th day of March, 2020.

__/s/ William D. Fortson, Jr._______________

NEWTON FEDERAL BANK

By: _William D. Fortson, Jr._____________

Title: _Board Chairman________________